SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934


       Date of Report (Date of earliest event reported): December 16, 2005


                               City Network, Inc.
               (Exact name of registrant as specified in charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)


       001-31954                                           98-0467944
(Commission File Number)                       (IRS Employer Identification No.)


6F-3, No. 16, Jian Ba Road, Jhonghe City
    Taipei County, 235, Taiwan, ROC                           N/A
(Address of principal executive offices)                  (Zip Code)


    Registrant's telephone number, including area code: 011-886-2-8226-5566
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FORWARD-LOOKING STATEMENTS

     Information included in this Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

ITEMS 1.01 AND 3.02 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT; UNREGISTERED
                      SALES OF EQUITY SECURITIES.

     On December 16, 2005, City Network, Inc. (the "Company") entered a letter agreement (the "Term Sheet") with Cornell Capital Partners, LP ("Cornell Capital") committing to enter into definitive documents for a proposed transaction. In the transaction, the Company will issue secured convertible debentures (the "Notes") in an aggregate principal amount of up to $650,000 to Cornell Capital or Highgate House Funds, Ltd. ("Highgate House," and together with Cornell Capital, the "Investor"), an affiliate of Cornell Capital.

     The Company plans to use a portion of the Notes to redeem $250,000 in aggregate principal amount, plus accrued interest, of secured convertible debentures issued pursuant to a Securities Purchase Agreement, dated August 10, 2005, by and between the Company and Highgate House (the "Original Notes").

     Under the Term Sheet, the Notes will mature three years after issuance. A 20% redemption premium on the principal amount of the Notes is due when they are redeemed. Additionally, an annual interest rate of 7% (calculated on the basis of a 360-day year) accrues on the outstanding principal amount of the Notes.

     The Notes will be secured by substantially all of the assets of the Company and its direct and indirect wholly-owned subsidiaries, City Technology, Inc., City Network, Inc.--Taiwan and City Construction Co., Ltd.; a pledge of the 4,445,455 shares of common stock, par value $0.001 per share, of the Company

                                       2
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("Common Stock") securing the Original Notes; and a pledge of 2,000,000 additional shares of Common Stock. The 2,000,000 additional shares of Common Stock will be pledged only if Notes exceeding $275,000 in aggregate principal amount are issued.

     The Notes are convertible into Common Stock based on at the lower of (a) $0.268 per share or (b) ninety-five percent (95%) of the lowest volume weighted average price of the Common Stock, as reported by Bloomberg, LP, for the thirty
(30) trading days preceding the conversion.

     Upon signing the definitive documents for the transaction, the Company will issue to the Investor a five-year warrant (the "Warrant") to purchase 500,000 shares of Common Stock (the "Warrant Shares") at an exercises price of $0.001 per share.

     The Company will also agree to register the Common Stock underlying the Notes and the Warrant.

     Upon signing definitive documents for the transaction, the Standby Equity Distribution Agreement between the Company and Cornell Company, the Investor Registration Rights Agreement between the Company and Cornell Capital, the Escrow Agreement among the Company, Cornell Capital and David Gonzalez, Esq., as escrow agent, and the Registration Rights Agreement between the Company and Cornell Capital, each dated August 10, 2005, will be terminated, and each party to the agreements will release the other parties from all obligations under the agreements.

     The aggregate number of shares of Common Stock to be issued pursuant to the definitive agreements for the transaction may not equal or exceed 5,500,000 shares in the aggregate (constituting 20% of the Company's outstanding Common Stock as of August 10, 2005).

     The Company expects to enter definitive documents for the transaction no later than February 1, 2006. The transaction is subject to stockholder approval and approval by the American Stock Exchange.

     The shares described above are being issued in a transaction not involving a public offering and will be issued without registration in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CITY NETWORK, INC.


                                     By: /s/ Tiao-Tsan Lai
                                        ----------------------------------------
                                     Name:  Tiao-Tsan Lai
                                     Title: Chairman and Chief Executive Officer

Dated: December 20, 2005